SCHEDULE 14A
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    Schedule 14A Information

           Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of
                   1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]Preliminary Proxy Statement [ ]Confidential, for Use of the Commission
[X]Definitive Proxy Statement     Only (as permitted by Rule 14a-6(e)(2))


_____________________Gibraltar Steel Corporation______________________________
(Name of Registrant as specified in its character)

Payment of filing fee (check the appropriate box):

[X]  No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11

     (1)Title of each class of securities to which transaction applies:
     (2)Aggregate number of securities to which transaction applies:
     (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __/
     (4)Proposed maximum aggregate value of transaction:
     (5)Total fee paid:
[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)Amount Previously Paid:
     (2)Form, Schedule or Registration Statement No.:
     (3)Filing Party:
     (4)Date Filed:

                  GIBRALTAR STEEL CORPORATION
                3556 Lake Shore Road PO Box 2028
                  Buffalo, New York 14219-0228



      ____________________________________________________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD May 23, 2000
      ____________________________________________________

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gibraltar Steel Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices, 3556 Lake Shore Road, Buffalo, New York, on May 23, 2000, at 10:00 a.m., local time, for the following purposes:
  1. To elect one Class III Director to hold office until the 2003 Annual Meeting and until his successor has been elected and qualified.
  2. To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.
  The Board of Directors has fixed the close of business on March 27, 2000, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.
  Stockholders who do not expect to attend the meeting in person are urged to vote, sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.




                                   NEIL E. LIPKE
                                   Secretary







Dated: April 18, 2000

                        GIBRALTAR STEEL CORPORATION
                           3556 Lake Shore Road
                              PO Box 2028
                        Buffalo, New York 14219-0228


               _________________________________________________

                               PROXY STATEMENT
               _________________________________________________



    This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation, by the Board of Directors of Gibraltar Steel
Corporation, a Delaware corporation (the
"Company"), of proxies to be voted at
the Annual Meeting of Stockholders to be held at the Company's offices, 3556 Lake
Shore Road, Buffalo, New York, on May
23, 2000, at 10:00 a.m., local time, and
at any adjournment or adjournments
thereof. The close ofbusiness on March 27, 2000, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. At the close of business on March 27, 2000, the Company had outstanding 12,579,719 shares of common stock, $.01 par value per share ("Common
Stock"), the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

  The cost of solicitation of proxies in
the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy
Statement. In addition to the use of the mail, proxies may be solicited by personal interviews and telephone by Directors, officers and employees of the Company.
Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

  The shares represented by all valid
proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted FOR the nominee for Director named in this Proxy Statement.

  The presence, in person or by proxy, of
the holders of a majority of the
outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. A nominee for election as a Director requiresa plurality of the votes cast in order to be elected.
A plurality means that the nominee with the largest number of votes is elected as Director at the Annual Meeting. Only shares that are voted in favor of a particular nominee will be counted towards achievement of a plurality; where a stockholder properly withholds authority to vote for a particular nominee, such shares will not be counted towards such nominee's or any other nominee's achievement of plurality.

  The execution of a proxy will not affect a stockholder's right to attend the Annual
Meeting and to vote in person.  A
stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

  This Proxy Statement and the accompanying form of proxy are first being sent or given to stockholders on or about April 18, 2000.

                       ELECTION OF DIRECTOR

  The Certificate of Incorporation of the
Company provides that the Board of
Directors shall consist of not less than three nor more than fifteen Directors who shall be divided into three classes, with the term of one class expiring each year.
The Board of Directors is presently
comprised of six members: Brian J. Lipke, Arthur A. Russ, Jr. and William P.
Montague, Class I Directors whose terms
expire in 2002; Neil E. Lipke and
Gerald S. Lippes, Class II Directors whose terms expire in 2001; and David N.
Campbell, Class III Director whose term
expires in 2000. At the Annual Meeting of Stockholders in 2000, one Class III
Director shall be elected to hold office for a term expiring in 2003. David N.
Campbell has been nominated by the Board of Directors for election as such Class III
Director.

  Unless instructions to the contrary are
received, it is intended that the shares represented by proxies will be voted for the election of David N. Campbell as Director. Mr. Campbell has been a Director of the Company since the consummation of the Company's initial public offering in November 1993 and has been previously elected by the Company's stockholders. If
Mr. Campbell should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that Mr. Campbell will be unable or unwilling to serve if elected to office.

 The following information is provided
concerning the Directors and the nominee for election as Class III Director:

  Brian J. Lipke has been Chairman of the
Board and Chief Executive Officer and a
Director of the Company since its
formation.  He has been President and Chief
Executive Officer of Gibraltar Steel
Corporation of New York ("Gibraltar New
York"), a predecessor and current
subsidiary of the Company, since 1987, and has been in charge of the Company's other subsidiaries since their formation. From
1972 to 1987, Mr. Lipke held various
positions with Gibraltar New York in
production, purchasing and divisional
management.  He is also a director of
Merchants Mutual Insurance Company and is a member of the Chase Manhattan Bank Regional
Advisory Board.

  Neil E. Lipke has been Executive Vice
President and a Director of the Company
since its formation and Senior Executive
Vice President and Secretary of the Company since June 1999. He has been Executive
Vice President of Gibraltar New York since
1988 and has been employed by Gibraltar New
York since 1973 in various production,
sales and marketing capacities.

  Gerald S. Lippes has served as a Director of the Company since its formation. He has been engaged in the private practice of law since 1965 and is a partner of the firm of Lippes, Silverstein, Mathias & Wexler LLP,
Buffalo, New York. Mr. Lippes is also a director of Mark IV Industries, Inc. as well as several other private companies.

  Arthur A. Russ, Jr. has served as a
Director of the Company since its
formation.  He has been engaged in the
private practice of law since 1969 and is a member of the firm of Albrecht, Maguire, Heffern & Gregg, P.C., Buffalo, New York.

  David N. Campbell has served as a
Director of the Company since the
consummation of the Company's initial
public offering.  Since September 1999 Mr.
Campbell has served as President and Chief Executive
Officer of Xpedior, Inc. Prior thereto, from July 1995 to September 1999, he was President of BBN Systems & Technologies and its successor, GTE Laboratories and
Technologies. Mr. Campbell also is the
former Chairman of the Board and Chief
Executive Officer of Computer Task Group,
Incorporated and the former Chairman of the Board of Dunlop Tire Corporation. Mr.
Campbell also serves as a director of
Tektronix Corporation.

  William P. Montague has served as a
Director of the Company since the
consummation of the Company's initial
public offering.  He served as Executive
Vice President and Chief Financial Officer of Mark IV Industries, Inc. from 1986 to
February 1996 and, since March 1, 1996, as
President of said company. He is also a director of Gleason Corp.
THE BOARD OF DIRECTORS AND ITS COMMITTEES

  During the fiscal year ended December 31, 1999, the Board of Directors held seven meetings. Each Director attended at least
75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served.

Audit Committee

 The Board of Directors has a standing
Audit Committee comprised of Messrs.
Lippes, Russ and Campbell. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management the scope and results of the annual audit and other services provided by the Company's independent auditors. The
Audit Committee held two meetings in 1999.

Compensation Committee

 The Compensation Committee, which consists of Messrs. Lippes and Montague, held four meetings in 1999. The Compensation
Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company.

Other Committees

  The Board of Directors does not have a
standing executive or nominating committee, the functions of which are handled by the entire Board.

        DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors and Executive Officers

     The following table sets forth certain information regarding the Directors and executive officers of the Company:
       Name                           Age         Position(s) Held

Brian J. Lipke(1                       48      Chairman of the Board and Chief
                                                Executive Officer
Walter T. Erazmus                      52      President
Neil E. Lipke(1)                       42      Senior Executive Vice President,
                                                 Secretary and Director
Joseph A. Rosenecker                   55      Executive Vice President
Carl P. Spezio                         54      Executive Vice President
Eric R. Lipke(1)                       40      Vice President
Andrew S. Tsakos                       54      Vice President
John E. Flint                          53      Vice President and Chief
                                                Financial Officer
Richard A. Pytak Jr.                   37      Treasurer
Gerald S. Lippes                       60      Director
David N. Campbell                      58      Director
William P. Montague                    53      Director
Arthur A. Russ, Jr.                    57      Director
____________________________________

(1)  Brian J. Lipke, Neil E. Lipke and Eric
R. Lipke are brothers.

  Recent business experience of the
Directors is set forth above under
"Election of Director." Recent business experience of the executive officers who are not also Directors is as follows:

Walter T. Erazmus has been President of the Company since June, 1999. Prior thereto, he served as Executive Vice President - Finance of the Company and Chief Financial Officer of the Company since November 1994 and of Gibraltar New York since 1977. He was Vice President - Finance of the
Company and Chief Financial Officer of the
Company from its formation until November
1994.

  Joseph A. Rosenecker has been Executive
Vice President of the Company since
November 1994. He served as Vice President
- Sales of the Company from its formation until November 1994 and has been the director of Gibraltar New York's cold-rolled strip operations since 1989. He was President of Gibraltar New York's strip and strapping divisions from 1978 to 1989.

  Carl P. Spezio has been Executive Vice
President since November 1994.  Prior
thereto, he was Vice President -
Manufacturing and Quality Control of the Company since its formation. He has been the director of Gibraltar New York's metal processing operations since 1989. He was President of the Gibraltar Metals Division of Gibraltar New York from 1977 to 1989.

 Eric R. Lipke has been Vice President of the Company since its formation. Mr. Lipke has held various positions with Gibraltar New York since 1976 primarily in the areas of administration and executive support.

Andrew S. Tsakos has been a Vice President of the Company since May 1998. Mr. Tsakos has held various positions with Gibraltar New
York since 1970 primarily in the areas of sales, sales management, purchasing and distribution services.

  John E. Flint was named Vice President
and Chief Financial Officer of the Company in 1999. He was Vice President of
Accounting of the Company since its
incorporation and of Gibraltar New York
since 1985, and prior thereto served as
Corporate Controller of Gibraltar New York.
Mr. Flint began his career with the Company as Controller of the Gibraltar Metals
Division of Gibraltar New York in 1977.

  Richard A. Pytak Jr. was named Treasurer of the Company in 1999 and has been with the Company since June 1998. Prior thereto
Mr. Pytak was a Senior Manager at
PricewaterhouseCoopers LLP with fourteen years of experience providing public accounting and business advisory services.

               COMPENSATION OF EXECUTIVE
OFFICERS
 The following summary compensation table sets forth all compensation earned by the Company's
Chief Executive Officer, and each of the Company's other four most highly compensated executive officers, for the
Company's fiscal years ended December 31, 1997, 1998 and 1999.


                   SUMMARY COMPENSATION TABLE

                                     Annual Compensation                     Long-Term Compensation Awards

                                                                                             Securities
                                                                   Other       Restricted    Underlying
Name and                     Fiscal                                Annual        Stock       Options/      All Other
Principal Position            Year     Salary      Bonus         Compensation    Awards(1)    SARS       Compensation(4)

Brian J. Lipke,               1999     $ 352,308   $ 316,000     $ ---         $ ---         $ ---        $ 13,303
Chairman of the Board,        1998       306,538     253,860       ---           464,800       50,000(2)     1,529
and Chief Executive Officer   1997       265,000     205,500       ---           ---           25,000(3)     6,535

Walter T. Erazmus,            1999       239,258     256,000       ---           ---           ---          17,687
President                     1998       188,558     241,042       ---           116,200       17,500(2)    11,587
                              1997       188,557     169,500       ---           ---           15,500(2)     9,408

Neil E. Lipke,                1999       292,213     261,000       ---           ---           ---          16,489
Senior Executive              1998       253,365     191,046       ---           232,400       22,500(2)     4,789
Vice President,               1997       240,404     161,500       ---           ---           20,000(3)     8,526
Secretary and Director

Joseph A. Rosenecker          1999       240,577     244,000       ---           ---           ---          18,829
Executive Vice President      1998       245,769     227,504       ---           116,200       15,000(2)    12,609
                              1997       237,000     341,419       ---           ---           12,500(2)     9,669

Carl P. Spezio                1999       176,157     222,370       ---           ---           ---          17,356
Executive Vice President      1998       166,769     230,594       ---           116,200       15,000(2)    11,070
                              1997       163,077     162,800       ---           ---           12,500(2)     9,060

_______________________________

(1)  Represents the market value of
restricted stock awards (less the
consideration paid) as of the date of
grant. Dividends on shares of Common Stock are paid to holders of restricted shares.
At December 31, 1999, the cumulative number of restricted shares of Common Stock, and the related market value, held by Messrs.
Brian J. Lipke, Erazmus, Neil E. Lipke,
Rosenecker and Spezio were 20,000 shares -
$467,600; 4,000 shares $93,520; 10,000
shares - $233,800; 4,000 shares $93,520;
and 4,000 shares - $93,520, respectively.
The restrictions on the restricted shares of Common Stock granted to Messrs.
Rosenecker, Erazmus and Spezio began to
lapse at the rate of 20% per year on April
1, 1999. The restrictions on the restricted shares of Common Stock granted to Messrs.
Brian J. Lipke and Neil E. Lipke lapse at the rate of 20% per year beginning April 1, 2003.

(2) Represents options granted pursuant to the Gibraltar Steel Corporation Incentive
Stock Option Plan (the "Incentive Plan")

(3) Represents options granted pursuant to the Gibraltar Steel Corporation Non-
Qualified Stock Option Plan (the "Non-
Qualified Plan")

(4) Composed of:  (a) the matching
contributions made by the Company in 1999 pursuant to the Gibraltar Steel
Corporation of New York 401(k) Retirement
Savings Plan in the amount of $4,000 to
the account of each of Messrs.
Erazmus, Neil E. Lipke, Rosenecker and
Spezio; (b) the payment in 1999 of
premiums paid with respect to term life
insurance policies provided for Messrs.
Brian J. Lipke, Erazmus, Neil E. Lipke,
Rosenecker and Spezio in the amounts of
$2,164, $2,548, $1,350, $3,690 and $2,217,
respectively; (c) the payment in 1999 of premiums paid in the amount of $790 with respect to travel/accident life insurance policies provided for each of Messrs. Brian
J. Lipke, Erazmus,, Neil E. Lipke,
Rosenecker and Spezio; and (d) a payment in lieu of a contribution to the Gibraltar
Steel Corporation Profit Sharing Plan in the amount of $10,349 to each of Messrs.
Brian J. Lipke, Erazmus, Neil E. Lipke,
Rosenecker and Spezio.


Options Granted in Last Fiscal Year

 There were no grants of stock options to the named executives in 1999.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

  The following table sets forth
information with respect to the named
executives concerning the exercise of
options during 1999 and unexercised options held at the end of 1999.

                                                                                  Value of Unexercised
                                                     Number of Unexercised        in the Money Options
                                                  Options At Fiscal Year End(2)   At Fiscal Year End(3)

                           Shares
                          Acquired     Value
                       On Exercise   Realized(1)  Exercisable    Unexercisable   Exercisable   Unexercisable

  Brian J. Lipke,
  Chairman of the
  Board and Chief
  Executive Officer           ---        ---         40,000         50,000        $ 232,075     $    53,375

  Walter T. Erazmus,
  President                 9,000    $ 85,500        37,875         24,375          304,030         125,925

  Neil E. Lipke,
  Senior Executive
  Vice President,
  and Director                ---        ---         25,625         26,875          155,050          31,150

  Joseph A. Rosenecker,
  Executive Vice
  President                 9,000      85,500        36,000         21,250          297,149         109,356

  Carl P. Spezio
  Executive Vice
  President                 9,000      85,000        36,000         21,250          297,149         109,356

________________________________
(1)  Represents the difference between the
closing market value of Common Stock as of the date options were exercised and the exercise price of such options.

(2)  Options granted become exercisable in
cumulative annual increments of 25% beginning one year from the date of grant; however, in the event of certain extraordinary transactions, including a change in control of the Company, the vesting of such options would automatically accelerate.

(3)  Represents the difference between
$23.38, the closing market value of Common Stock as of December 31, 1999, and the exercise price of such options.

                      EMPLOYMENT AGREEMENT
  In July 1998, the Company entered into a new Employment Agreement with Brian J.
Lipke (the "Employment Agreement").
Pursuant to the Employment Agreement, Mr.
Lipke serves as Chairman of the Board
and Chief Executive Officer of the Company at an annual base salary of $300,000, subject to annual adjustment as determined by the Compensation Committee in its discretion. In April 1999, the
Compensation Committee increased Mr.
Lipke's base salary to $350,000, effective
January 1, 1999. In addition to his base salary, Mr. Lipke is eligible to participate in the Company's Executive
Incentive Bonus Plan and other employee
benefit plans available to the Company's executive officers. The Employment
Agreement has an initial term of five
years, which automatically is extended for an additional one-year period on each anniversary date, unless either party gives notice of intent to terminate.

 The Employment Agreement provides that if the Companyterminates Mr. Lipke without cause, he shall be entitled to receive a lump sum benefit equal to 2 1/2 times his total cash compensation for the 12-month period immediately preceding the date of his termination. In addition, upon a termination of Mr. Lipke's employment other than by the Company for "cause" (as defined in the Employment Agreement) and other than voluntarily by Mr. Lipke, if he becomes entitled to receive benefits under any of the Company's tax-qualified retirement plans (the "Plans"), he will be entitled to receive from the general assets of the Company an additional benefit computed as if the Plans were not subject to any applicable limits imposed on such plans by the Internal Revenue Code of 1986 as amended (the "Code"), or the Employee
Retirement Income Security Act of 1974, as amended.

 If Mr. Lipke dies during the term of the Employment Agreement, in addition to any death benefits payable under life insurance maintained by the Company and any death benefits payable under the Company's employee benefit plans, the Company will pay to the estate of Mr. Lipke a death benefit equal to 50% of his annual base salary plus an amount equal to all bonuses he would have received through the end of the then current fiscal year. If he becomes permanently disabled, Mr. Lipke will be entitled to receive from the Company annual benefits equal to his base salary, subject to a cap of $200,000
(adjusted for cost of living increases), less amounts received under any pension, profit sharing or disability plan or insurance policy.

 In the event Mr. Lipke's employment with the Company is terminated other than for cause, the Company will continue to provide medical, disability and life insurance benefits to Mr. Lipke and his family for life.

  Mr. Lipke has agreed in the Employment
Agreement that, in the event he terminates his employment other than following a change in control, he will not, for a period of one year after the date of termination, participate in any
"competitive operation," as defined in the Employment Agreement.

  In 1999, none of the executive officers
of the Company served on the compensation committee or on any other committee of the board of directors performing similar functions of any other entity, any of whose officers or directors served on the Company's Board of Directors or
Compensation Committee.

                    CHANGE IN CONTROL AGREEMENTS

  The Company has entered into change in
control agreements (the "Change in Control
Agreements") with each of the named
officers and certain other officers.
Generally, each officer

 (other than Mr. Brian J. Lipke) is
entitled to receive, upon termination of employment within two years of a "Change in Control" (unless such termination is because of death or disability, by the Company for "Cause" as defined in the Change in Control Agreements), a lump sum severance payment equal to 225% times the sum of (i) his current annual salary and
(ii) the average of the annual bonuses paid to him during the three years immediately preceding the year in which the change in control occurs. In the case of Mr. Brian
J. Lipke, upon the occurrence of a Change in Control, whether or not such Change in Control results in a termination of his employment, he is entitled to receive a lump sum severance payment equal to 350% times the sum of (i) his current annual salary and (ii) the highest annual bonus paid to him during the three years immediately preceding the year in which the change in control occurs. The Change in Control Agreements define such total cash compensation to include amounts deferred at the option of the executive. The payments and benefits payable in the event of a Change in Control are not subject to any limitations that would prevent them from being considered "excess parachute payments" subject to excise tax payments or corporate deduction disallowance under the
Code. Therefore, such lump sum severance payments could require excise tax payments on the part of the executive, and result in a deduction disallowance on the part of the Company. In such instance, the impact of the excise tax payments on the executive would be reimbursed to the executive by the Company, including taxes the executive would incur on the reimbursement itself. The events that trigger a Change in Control under the Change in Control Agreements include (i) the acquisition of 30% or more of the Company's outstanding Common Stock by certain persons, (ii) certain changes in the membership of the Company's Board of Directors, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of the Company's assets and (v) the approval of the shareholders of the Company of a plan of dissolution or liquidation.

      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

 This report of the Compensation Committee of the Board of Directors provides an overview of the Company's compensation philosophy and executive compensation programs. It discusses compensation related decisions in general for executive officers, and specifically those relating to the
Company's Chief Executive Officer, for the fiscal year ending December 31, 1999.

Executive Compensation Program's Overall Objectives

  The Company's Executive Compensation
Program is designed to attract and retain top-quality executives and to provide them with both an incentive and a reward for superior performance. The program includes three principal components - base salary, annual financial performance-based bonus opportunities and long-term incentives.
The program is administered by the
Compensation Committee of the Board of
Directors. Members of the Compensation
Committee are outside Directors who are not employees of the Company.

Compensation Philosophy

  The primary philosophy of the Company's
Executive Compensation Program is to align the financial interest of its executive officers with those of the Company and its stockholders by basing a significant portion of each executive officer's compensation upon his individual performance and the Company's financial performance and by encouraging executive officers to own Company stock through participation in various stock-based and other plans.

  The Compensation Committee is responsible for annually reviewing base salaries of executive officers, determining the design of the Company's Executive Incentive Bonus
Plan and eligibility to participate therein, and making grants to eligible participants, including executive officers under the Company's stock-based long-term incentive plans.

Base Salaries

  Base salary ranges are established
annually, at competitive levels, for all executive officers. Base salaries are periodically adjusted to reflect each individual executive's performance, contribution to the overall financial results of the Company, and changes in competitive salary levels.

 The annual base salary of Mr. Brian J.
Lipke for 1999 was established pursuant to the Employment Agreement described above.

Executive Incentive Bonus Plan

  To further support the Company's goal of enhancing shareholder value, an Executive
Incentive Bonus Plan was adopted in 1998.
Financial performance targets are
established annually for the Company as a whole, and for certain individual subsidiaries.

  Bonuses paid under the Executive Incentive
Bonus Plan for 1999 reflect, for corporate executives, the financial results of the total Company versus targets. For certain executives of individual subsidiaries, bonuses paid were based on a combination of the Company's and the individual subsidiaries' financial performance versus targets.

Long-Term Incentive Plans

  The Compensation Committee administers
the Company's Incentive Plan, Non-Qualified
Plan and Restricted Stock Plan.  The
Compensation Committee periodically grants options under the Incentive Plan to the Company's executive officers and other employees. All of the options granted have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant. The value of the options granted is wholly dependent on the increase in value of the Company's common stock, which serves as an incentive to the executive officers to maximize their efforts to promote the economic performance of the Company. All of the options granted are exercisable over a four-year period at the rate of 25% per year commencing one year from the date of grant. Accordingly, an executive officer must remain with the Company for at least four years in order to enjoy the full potential economic benefit of the options awarded. The number of options awarded to a particular executive officer is directly related to his responsibilities and individual performance.

  The Compensation Committee periodically
grants restricted stock to the Company's executive officers. These restricted stock grants are at a nominal cost per share to the executive officers and recognize the special contributions of the executive officers for their long service to date, together with their expected future contributions. Restrictions on stock granted under the Restricted Stock Plan lapse over periods established by the Compensation Committee at the time of each restricted stock award. Accordingly, an executive officer must remain with the Company throughout the full term established by the Compensation Committee in order to enjoy the full potential economic benefit of the restricted stock awarded.

 In 1999, the Compensation Committee did
not grant any options to executive officers under the Incentive Plan or the Non-Qualified Plan, and did not approve any grants to executive officers under the Restricted Stock Plan.

Compensation For the Chief Executive Officer

  Mr. Lipke participates in the same
compensation programs provided to the
Company's other executive officers.  The
Compensation Committee annually reviews Mr.
Lipke's base salary, as covered in his
employment agreement. A competitive salary range for the CEO is established with the assistance of an independent consultant.
In determining salary adjustments within the set salary range, various factors are taken into account including individual performance, changes in competitive salaries and Company performance.

  In 1999, Mr. Lipke participated in the
Executive Incentive Bonus Plan applicable to all executive officers. Based on the Company's fiscal 1999 performance versus target, Mr.
Lipke was paid a bonus above the target
level.

Section 162(m) of Internal Revenue Code

 Section 162(m) of the Internal Revenue
Code generally disallows a tax deduction to public companies for compensation in excess of $l,000,000 paid to a company's chief executive officer and any one of the four other most highly paid executive officers during its taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Based upon the compensation paid to Mr. Lipke and the Company's other executive officers in 1999, it does not appear that the Section l62(m) limitation will have an impact on the Company in the near term. However, the Compensation Committee plans to review this matter periodically and to take such actions as are appropriate to minimize the impact of this statute, to the extent that there is no adverse effect on the Company's ability to provide incentive compensation based on Company financial performance.


                              COMPENSATION COMMITTEE OF THE
                              BOARD OF DIRECTORS OF
                              GIBRALTAR STEEL CORPORATION

                              Gerald S. Lippes
                              William P. Montague

                       PERFORMANCE GRAPH


  The Performance Graph shown below
compares the cumulative total shareholder return on Common Stock, based on the market price of the Common Stock, with the total return of the S&P MidCap 400 Index and the S&P Iron & Steel Index for the five-year period ended December 31, 1999. The comparison of total return assumes that a fixed investment of $100 was invested on December 31, 1994 in Common Stock and in each of the foregoing indices and further assumes the reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                              12/94   12/95  12/96  12/97  12/98  12/99
Gibraltar Steel Corporation    100     113    244    184    212    219
S&P Midcap 400                 100     131    156    206    236    271
S&P Iron & Steel               100      93     83     84     73     80

     COMPENSATION COMMITTEE INTERLOCKS AND
            INSIDER PARTICIPATION

  The Compensation Committee is composed of Gerald S. Lippes and William P. Montague.
Neither Mr. Lippes nor Mr. Montague was, during 1999 or prior thereto, an officer or employee of the Company or any of its subsidiaries. In 1999, none of the executive officers of the Company or members of the Compensation Committee served on the compensation committee or on any other committee of the board of directors performing similar functions of any other entity, any of whose officers or directors served on the Company's Board of Directors or Compensation Committee.

                   COMPENSATION OF DIRECTORS

All Directors other than Directors who are employeesof the Company receive a retainer of $12,000 per year. In addition, each such Director also receives a fee of $1,000 for each Board of Directors or committee meeting attended and is reimbursed for any reasonable expenses incurred in attending such meetings.


    SECTION 16(a) BENEFICIAL OWNERSHIP
           REPORTING COMPLIANCE

 Section 16(a) of the Securities Exchange
Act of 1934, as amended, requires the
Company's Directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities, to file equity securities of the Company and other reports of initial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and to furnish the Company with copies of all forms they file pursuant to Section 16(a).

  To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 1999, all
Section 16(a) filing requirements
applicable to its officers, Directors and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
      OWNERS AND MANAGEMENT

  The following table sets forth
information as of February 29, 2000 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, each Director, each executive officer named in the Summary
Compensation table above and all executive officers and Directors as a group.

  Name                                 Number of Shares(1)    Percent of Class

Brian J. Lipke(2)(3)                         1,327,016               10.11%

Neil E. Lipke(2)(4)                          1,290,801                9.84

Eric R. Lipke(2)(5)                          1,248,306                9.51

Meredith A. Lipke(2)(6)                      1,238,921                9.44

Curtis W. Lipke(2)(7)                        1,088,506                8.29

Gerald S. Lippes(8)                            100,705                 *
  700 Guaranty Building
  28 Church Street
  Buffalo, New York 14202-3950

William P. Montague(9)                          65,705                 *
  501 John James Audubon Parkway
  PO Box 810
  Amherst, New York 14226-0810

Arthur A. Russ, Jr.(10)                         55,750                 *
  2100 Main Place
  Tower Buffalo, New York 14202

David N. Campbell(11)                           31,250                 *
  35 Corporate Drive
  Burlington, Massachusetts 01803

Walter T. Erazmus(2)(12)                        63,377                 *

Carl P. Spezio(2)(13)                           55,751                 *

Joseph A. Rosenecker(2)(14)                     53,125                 *

All Directors and Executive
Officers as a Group (13 persons) (15)        4,331,426               33.00

Franklin Resources, Inc.(16)                 1,074,700                8.19

Wanger Asset Management, L.P.(17)            1,069,000                8.15

T. Rowe Price Associates, Inc. (18)            888,800                6.77

*Less than 1%.

(1) Unless otherwise indicated in the
footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him or her, except to the extent that authority is shared by spouses under applicable law.

(2) The address of each of the executive officers listed in the Summary Compensation
Table, Meredith A. Lipke, Curtis W. Lipke and Eric R. Lipke is 3556 Lake Shore Road,
PO Box 2028, Buffalo, New York 14219-0228.

(3) Includes (i) 1,075,548 shares of Common
Stock held by two trusts for the benefit of Brian J. Lipke, (ii) 9,615 shares of Common
Stock held by trusts for the benefit of the daughters of Brian J. Lipke, (iii) 4,380 shares of Common Stock held in custodial accounts for the benefit of the daughters of Brian J. Lipke, (iv) 27,500 shares of
Common Stock issuable under currently
exercisable options pursuant to the Non-
Qualified Plan, (v) 25,000 shares of Common
Stock issuable under currently exercisable options granted to Brian J. Lipke pursuant to the Incentive Plan and (vi) 150,463 shares of Common Stock, representing Brian
J. Lipke's pecuniary interest in Rush Creek
Investment Co., L.P. ("RCLP").  RCLP owns
758,000 shares of Common Stock as to which Brian J. Lipke disclaims beneficial ownership, except to the extent of his pecuniary interest. Excludes 12,500 shares of Common Stock issuable under options granted to Brian J. Lipke pursuant to the Non Qualified Plan which are not exercisable within sixty days and 25,000 shares of Common Stock under options granted to Brian J. Lipke pursuant to the Incentive Plan which are not exercisable within sixty days. Also excludes (i)
68,585 shares of Common Stock held by the Trust U/W of Kenneth E. Lipke f/b/o
Patricia K. Lipke (the "Kenneth E. Lipke
Trust"), as to which Brian J. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii)
3,897,582 shares of Common Stock held by a trust for the benefit of each of Neil E.
Lipke, Curtis W. Lipke, Eric R. Lipke and
Meredith A. Lipke, as to each of which
Brian J. Lipke serves as one of three
trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (iii) 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke, as to which Brian J. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (iv) 4,440 shares of Common Stock held by a trust for the benefit of the daughter of Meredith A.
Lipke, as to which Brian J. Lipke serves as one of four trustees and shares voting and investment power and as to which he disclaims beneficial ownership, and (v)
7,980 shares of Common Stock held by trusts for the benefit of the children of Eric R.
Lipke, as to which Brian J. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(4) Includes (i) 1,028,168 shares of Common
Stock held by a trust for the benefit of Neil E. Lipke and (ii) 20,000 shares of
Common Stock issuable under currently
exercisable options granted to Neil E.
Lipke pursuant to the Non-Qualified Plan,
(iii) 11,250 shares of Common Stock
issuable under currently exercisable
options granted to Neil E. Lipke pursuant to the Incentive Plan and (vi) 150,463 shares of
Common Stock, representing Neil E. Lipke's pecuniary interest in RCLP. RCLP owns
758,000 shares of Common Stock as to which Neil E. Lipke disclaims beneficial ownership, except to the extent of his pecuniary interest. Excludes 10,000 shares of Common Stock issuable under options granted to Neil E. Lipke pursuant to the Non Qualified Plan which are not exercisable within sixty days and 11,250 shares of Common Stock under options granted to Neil E. Lipke pursuant to the Incentive Plan which are not exercisable within sixty days. Also excludes (i)
60,880 shares of Common Stock held by a
trust for the benefit of Brian J. Lipke and 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke, as to each of which Neil E. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 9,615 shares of Common Stock held by trusts for the benefit of the daughters of Brian J.
Lipke, as to which Neil E. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (iii)
7,980 shares of Common Stock held by trusts for the benefit of the children of Eric R.
Lipke, as to which Neil E. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(5) Includes (i) 992,168 shares of Common
Stock held by a trust for the benefit of Eric R. Lipke, (ii) 7,980 shares of Common
Stock held by trusts for the benefit of the children of Eric R. Lipke, (iii) 15,000 shares of Common Stock issuable under currently exercisable options granted to
Eric R. Lipke pursuant to the Non Qualified
Plan, (iv) 4,375 shares of Common Stock
issuable under currently exercisable
options granted to Eric R. Lipke pursuant to the Incentive Plan, (v) 9,615 shares of Common Stock held by trusts for the benefit of the children of Eric R. Lipke, (vi)
3,360 shares of Common Stock held in
custodial accounts for the benefit of the children of Eric R. Lipke and (vii) 150,463 shares of Common Stock, representing Eric
R. Lipke's pecuniary interest in RCLP.
RCLP owns 758,000 shares of Common Stock as to which Eric R. Lipke disclaims beneficial ownership, except to the extent of his pecuniary interest. Excludes 5,000 shares of Common Stock issuable under options granted to Eric R. Lipke pursuant to the Non-Qualified Plan which are not exercisable within sixty days and 10,625 shares of Common Stock issuable under options granted to Eric R. Lipke pursuant to the Incentive Plan which are not exercisable within sixty days. Also excludes (i) 1,014,668 shares of Common
Stock held by a trust for the benefit of Brian J. Lipke, as to which Eric R. Lipke serves as one of three trustees and shares voting and investment power and as to which Eric R. Lipke disclaims beneficial ownership, (ii)

60,880 shares of Common Stock held by a
trust for the benefit of Brian J. Lipke and 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke, as to each of which Eric R. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (iii)
9,615 shares of Common Stock held by trusts for the benefit of the children of Brian J.
Lipke, as to which Eric R. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(6) Includes (i) 1,070,203 shares of Common
Stock held by three trusts for the benefit of Meredith A. Lipke, (ii) 1,250 shares of
Common Stock issuable under currently
exercisable options granted to Meredith A.
Lipke pursuant to the Non-Qualified Plan,
(iii) 625 shares of Common Stock issuable under currently exercisable options granted to Meredith A. Lipke pursuant to the Incentive Plan, (iv) 4,840 shares of Common
Stock held in a custodial account for the benefit of the daughter of Meredith A.
Lipke pursuant to the New York Uniform Gift to Minors Act, (v) 4,440 shares of Common
Stock held by a trust for the benefit of the daughter of Meredith A. Lipke and (v)
150,463 shares of Common Stock,
representing Meredith A. Lipke's pecuniary interest in RCLP. RCLP owns 758,000 shares of Common Stock as to which Meredith A.
Lipke disclaims beneficial ownership,
except to the extent of her pecuniary
interest.  Excludes (i) 1,250 shares of
Common Stock issuable under options granted to Meredith A. Lipke pursuant to the Non-
Qualified Plan which are not exercisable within sixty days and 1,875 shares of Common Stock issuable under options granted to Meredith A. Lipke pursuant to the Incentive Plan which are not exercisable within sixty days and (ii) 60,880 shares of Common Stock held by a trust for the benefit of Brian J. Lipke, as to which Meredith A. Lipke serves as one of five trustees and shares voting and investment power and as to which she disclaims beneficial ownership.

(7) Includes (i) 866,123 shares of Common
Stock held by a trust for the benefit of Curtis W. Lipke and (ii) 150,463 shares of
Common Stock, representing Curtis W.
Lipke's pecuniary interest in RCLP. RCLP owns 758,000 shares of Common Stock as to which Curtis W. Lipke disclaims beneficial ownership, except to the extent of his pecuniary interest. Excludes (i) 60,880 shares of Common Stock held by a trust for the benefit of Brian J. Lipke and 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke, as to each of which Curtis W. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 4,440 shares of Common Stock held by a trust for the benefit of the daughter of Meredith A.
Lipke, as to which Curtis W. Lipke serves as one of four trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (iii) 9,615 shares of Common Stock held by trusts for the benefit of the children of Brian J.
Lipke, as to which Curtis W. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (iv)
7,980 shares of Common Stock held by trusts for the benefit of the children of Eric R.
Lipke, as to which Curtis W. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(8) Includes 51,250 shares of Common Stock issuable under currently exercisable options granted to Mr. Lippes pursuant to the Non-
Qualified Plan.

(9) Includes 26,250 shares of Common
Stock issuable under currently
exercisable options granted to
Mr. Montague pursuant to the Non-Qualified
Plan.

(10) Includes (i) 51,250 shares of Common
Stock issuable under currently exercisable options granted to Mr. Russ pursuant to the Non-Qualified Plan and (ii) an aggregate of 1,500 shares of Common Stock held by three trusts for the benefit of the Russ' children as to each of which Mr. Russ serves as a trustee. Excludes an aggregate of (i) 4,912,250 shares of Common Stock owned by a trust for the benefit of each Brian J. Lipke, Neil E. Lipke, Curtis W.
Lipke, Eric R. Lipke and Meredith A. Lipke, as to each of which Mr. Russ serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 68,585 shares of Common Stock held by the Kenneth
E. Lipke Trust, as to which Mr. Russ serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (iii)
758,000 shares of Common Stock held by RCLP as to which Mr. Russ serves as trustee of the sole limited partner and as to which he disclaims beneficial ownership.

(11) Includes (i) 26,250 shares of Common
Stock issuable under currently exercisable options granted to Mr. Campbell pursuant to the Non-Qualified Plan, (ii) 2,500 shares of Common Stock held by an Individual
Retirement Account for the benefit of Mr.
Campbell and (iii) 1,500 shares of Common
Stock held by the Campbell Foundation of which Mr. Campbell serves as a trustee.

(12) Includes (i) 38,500 shares of Common
Stock issuable under currently exercisable options granted to Mr. Erazmus under the Incentive Plan, (ii) 800 shares of Common
Stock held by an Individual Retirement
Account for the benefit of Mr. Erazmus,
(iii) 500 shares of Common Stock held by an Individual Retirement Account for the benefit of the spouse of Mr. Erazmus and
(iv) 4,577 shares of Common Stock allocated to Mr. Erazmus's self-directed account under the Company's 401(k) Retirement
Savings Plan.  Excludes 23,750 shares of
Common Stock issuable under options granted to Mr. Erazmus pursuant to the Incentive Plan that are not exercisable within sixty days.

(13) Includes (i) 36,625 shares of Common
Stock issuable under currently exercisable options granted to Mr. Spezio under the Incentive Plan and (ii) 2,099 shares of
Common Stock allocated to Mr. Spezio's self directed account under the Company's 401(k) Retirement Savings
Plan.  Excludes 20,625 shares of Common
Stock issuable under options granted to Mr.
Spezio pursuant to the Incentive Plan,
which are not exercisable within sixty
days.

(14) Includes 36,625 shares of Common Stock issuable under currently exercisable options granted to Mr. Rosenecker under the Incentive Plan. Excludes 20,625 shares of
Common Stock issuable under options granted to Mr. Rosenecker pursuant to the Incentive
Plan that are not exercisable within sixty days.

(15) Includes options to purchase an
aggregate of 182,500 shares of Common Stock issuable to certain executive officers under the Incentive Plan and an aggregate of 217,500 shares of Common Stock issuable to certain executive officers and Directors under the Non-Qualified Plan, all of which are exercisable within sixty days. Excludes options to purchase an aggregate of 132,750 shares of Common Stock issued to certain executive officers under the Incentive Plan and an aggregate of 27,500 shares of Common Stock issued to certain executive officers and Directors under the Non-Qualified Plan, none of which are exercisable within sixty days.

(16) Based on information set forth in a statement on Schedule 13G/A filed with the Securities and Exchange Commission in
January 2000 by Franklin Resources, Inc. on behalf of itself and its affiliates, Charles B. Johnson, Rupert H. Johnson, Jr.
and Franklin Advisors, Inc.  The stated
business address of Franklin Resources,
Inc., Messrs. Charles B. Johnson and Rupert
H. Johnson, Jr. and Franklin Advisors, Inc.
is 777 Mariners Island Boulevard, San
Mateo, California 94403.

(17) Based on information set forth in a statement on Schedule 13G/A filed with the Securities and Exchange Commission in
February 2000 by Wanger Asset Management,
L.P. on behalf of itself, its affiliate, Wanger Asset Management, Ltd. and Acorn
Investment Trust.  As stated in such
filing, Acorn Investment Trust is the only person known to be entitled to receive all dividends from, and all proceeds from the sale of, shares reported therein to the extent of more than 5% of outstanding
Common Stock. The stated business address of Wanger Asset Management, L.P., Wanger
Asset Management, Ltd. and Acorn Investment
Trust is 227 West Monroe Street, Suite
3000, Chicago, Illinois 60606.

(18) Based on information set forth in a
statement on Schedule 13G/A filed with the
Securities and Exchange Commission in
February 2000 by T. Rowe Price Associates,
Inc.  The stated business address for T.
Rowe Price Associates, Inc. is 100 E. Pratt
Street, Baltimore, Maryland   21202.


  Vote Required. The affirmative vote of a plurality of the shares of Common Stock present, in person or by proxy, is required for the election of a Director, assuming a quorum is present or represented at the meeting.

 The Board of Directors recommends a vote "FOR" the nominee for Class III Director.



            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The firm of Lippes, Silverstein, Mathias
& Wexler LLP, of which Mr. Lippes, a
Director of the Company, is a partner,
serves as counsel to the Company.  During
1999, such firm received approximately
$350,000 for legal services rendered to the Company. The firm of Albrecht, Maguire,
Heffern & Gregg, P.C., of which Mr. Russ, a
Director of the Company, is a partner, also provided legal services to the Company in 1999.



                         OTHER MATTERS
  The Company's management does not
presently know of any matters to be
presented for consideration at the
Annual Meeting other than the matters
described in the Notice of Annual Meeting.
However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

                       OTHER INFORMATION
  PricewaterhouseCoopers LLP has been selected as the independent auditors for the Company's current fiscal year and has been the Company's independent auditors for its most recent year ended December 31, 1999.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2000 Annual
Meeting of Stockholders and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.


  THE COMPANY WILL PROVIDE WITHOUT CHARGE
TO EACH PERSON WHOSE PROXY IS SOLICITED, ON
THE WRITTEN REQUEST OF SUCH PERSON, A COPY
OF THE COMPANY'S ANNUAL REPORT ON FORM 10-
K, FOR THE FISCAL YEAR ENDED DECEMBER 31,
1999, FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION, INCLUDING THE
FINANCIAL STATEMENTS AND THE SCHEDULES
THERETO. Such written request should be directed to Gibraltar Steel Corporation,
3556 Lake Shore Road, PO Box 2028, Buffalo,
New York 14219-0228, Attention:  Neil E.
Lipke. Each such request must set forth a good faith representation that, as of March
27, 2000, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting of Stockholders.

              STOCKHOLDERS' PROPOSALS

  Proposals of stockholders intended to be presented at the 2001 Annual Meeting must be received by the Company by December 6, 2000 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.



  The accompanying Notice and this Proxy Statement are sent by order of the Board of Directors.

                                   NEIL E. LIPKE
                                   Secretary

Dated:  April 18, 2000









_______________________________________________________________________________




STOCKHOLDERS ARE URGED TO EXECUTE THE
ACCOMPANYING PROXY AND RETURN IT PROMPTLY
IN THE ACCOMPANYING ENVELOPE, WHETHER OR
NOT THEY EXPECT TO ATTEND THE MEETING.  A
STOCKHOLDER MAY NEVERTHELESS VOTE IN PERSON
IF HE OR SHE DOES ATTEND.

PROXY


                  GIBRALTAR STEEL CORPORATION
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD MAY 23, 2000

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



  The undersigned hereby appoints BRIAN J.
LIPKE, WALTER T. ERAZMUS and NEIL E. LIPKE and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders of GIBRALTAR STEEL
CORPORATION (the "Company") to be held at the Company's offices at 3556 Lake Shore
Road, Buffalo, New York, on May 23, 2000 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matter and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

  1. ELECTION OF DIRECTOR

          For Class III Director - David N. Campbell
                  FOR         WITHHOLD AUTHORITY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE
VOTED IN THE MANNER DIRECTED HEREIN.  IF
NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR THE NOMINEE LISTED ABOVE.



Dated:  ________, 2000



______________________________________________

Signature


______________________________________________
                                        Signature if
                                        held jointly


Please sign exactly as name appears.
When shares are held by joint
tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person. PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
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